CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252832 on Form S-6 of our report dated April 9, 2021, relating to the financial statement of FT 9263, comprising Income Allocation Closed-End 2Q '21 (Income Allocation Closed-End Portfolio, 2nd Quarter 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2021